HARBOR
Custom Development, Inc.

December 18, 2019

Jeff Habersetzer
4119 Fremont Ave N
Seattle WA 98103

Jeff,

We would like to make you the following offer based on a full - time salaried position starting 1/13/20 as in-house Legal Counsel for Harbor Custom Development, Inc.

1) $112,500 Annual Salary
2) PTO and Sick Leave per Company Policy
3) 401-K Retirement Plan Participation – Available for enrollment the initial quarter following 90 days of employment.
4) Medical Benefits – Available for enrollment after 60 calendar days of employment.
5) Bonus retention of $12,500 following successful 1-year performance review
6) From 1/13/19 to 10/15/20 – reporting to corporate office Monday, Wednesday and Friday from 8:30 AM to 5:30 PM and working from home Tuesdays and Thursdays. After 10/15/20 reporting to the corporate office 8:30 AM – 5:30 PM Monday-Friday.

Job Description: In house Legal Counsel – reporting to Sterling Griffin, President. Responsibilities as directed include but are not limited to the following: Handling of all company legal matters as directed by Sterling Griffin and Anita Fritz, Vice -President.

Harbor Custom Development, Inc.

Sterling Griffin President

I hereby accept this offer for full time employment as outlined above.

Jeff Habersetzer   Date